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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-86192) of Manufacturers' Services Limited of our report dated February 1, 2002, except for Note 1 and Note 23, as to which the date is March 27, 2002, relating to the financial statements and financial statement schedule, which appears in Manufacturers' Services Limited's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS